Exhibit 99.1
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392
TARGETED GENETICS APPOINTS DAVID J. POSTON AS CHIEF FINANCIAL OFFICER
Seattle, WA — January 18, 2006 — Targeted Genetics Corporation (Nasdaq: TGEN) announced today the appointment of David J. Poston as Vice President, Finance, Chief Financial Officer, and Treasurer. Mr. Poston has been serving as the acting Chief Financial Officer at Targeted Genetics since October 2005 and has been a key part of the company’s finance organization since January 1999.
“David has made significant contributions to our progress during his seven years with the company and his more than twenty years of financial experience make him a natural choice as CFO,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “Having David as a tenured financial resource to the management team is extremely important as we continue to advance our product pipeline, enter into strategic collaborations and consider capital-raising opportunities.”
David J. Poston, 42, previously served as the company’s senior director of finance and accounting from 2001 through 2005 and as the finance director from 1999 to 2001. Prior to joining Targeted Genetics, he served as controller of Corixa Corporation, controller and assistant treasurer of Todd Shipyards Corporation and in financial management capacities at Rocket Research Corporation (now General Dynamics). Mr. Poston has over twenty years of financial experience, has had primary responsibility for public company financial disclosure matters since 1993 and started his career in public accounting at KPMG in 1985. Mr. Poston graduated from the University of Puget Sound with a B.S. in accounting, a minor in mathematics and as the Norton Clapp Arete Scholar.
About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our business strategy, our product development, our personnel and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company’s future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the timing, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the period ended September 30, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.
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